Exhibit 3.1
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                              AMENDED AND RESTATED
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                          CERTIFICATE OF INCORPORATION
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                                       OF
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                                WINDSORTECH, INC.
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      The  undersigned,  a natural  person,  for the  purpose of  restating  and amending the certificate of incorporation of a corporation for conducting the business and promoting the purposes hereinafter stated, under the provisions and subject to the requirements of the laws of the State of Delaware (particularly Chapter 1, Title 8 of the Delaware Code and the acts amendatory thereof and supplemental thereto, and known, identified, and referred to as the "General Corporation Law of the State of Delaware"), hereby certifies that:

      FIRST: The name of the corporation (hereinafter called the "corporation") is Windsortech, Inc.

      SECOND: The address, including street, number, city, and county, of the registered office of the corporation in the State of Delaware is 1300 King Street, Wilmington, Delaware, 19889; and the name of the registered agent of the corporation in the State of Delaware at such address is Edward T. Ciconte.

      THIRD: The nature of the business and the purposes to be conducted and promoted by the corporation shall be to conduct any lawful business, to promote any lawful purpose, and to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

      FOURTH: The corporation is authorized to issue capital stock of Forty Million (40,000,000) shares of stock, of which Thirty Five Million (35,000,000) shares shall be Common Stock, par value $.01 per share, and Five Million (5,000,000) shares shall be preferred stock, par value $.01 per share.

      FIFTH: The corporation is to have perpetual existence.

      SIXTH: Whenever a compromise or arrangement is proposed between this corporation and its creditors or any class of them and/or between this corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this corporation under the provisions of ss.291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this corporation under the provisions of ss.279 of Title 8 of the Delaware Code, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this corporation, as the case may be, and also on this corporation.

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      SEVENTH:The  number  of  directors   constituting  the  current  Board  of
Directors shall be four (4), and the names and addresses of the current directors are as follows:

              Name                                    Address
              ----                                    -------

      Marc Sherman                           70 Lake Drive
                                             Hightstown, NJ 08520

      David A. Loppert                       70 Lake Drive
                                             Hightstown, NJ 08520

      Andrew Paciocco                        440 Royal Palm Way
                                             Palm Beach, FL 33480

      Constance K. Weaver                    295 North Maple Avenue
                                             #3347B2 Basking Ridge, NJ  07920

Thereafter, the number of directors shall be determined in accordance with the corporation's Bylaws.

      EIGHTH: The personal liability of the directors of the corporation is hereby eliminated to the fullest extent permitted by the provisions of paragraph
(7) of subsection (b) of ss.102 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented.

      NINTH: The corporation shall, to the fullest extent permitted by the provisions of ss.145 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented, indemnify directors and officers under said section from and against any and all of the expenses (including reasonable attorneys' fees), liabilities, or other matters referred to in or covered by said section and the corporation may, upon the determination of the Board of Directors of the corporation, to the fullest extent permitted by the provisions of ss.145 of the General Corporation Law of the State of Delaware, as the same may be amended or supplemented, indemnify employees or agents of the corporation and any and all other persons whom it shall have power to indemnify under said section, from and against any and all of the expenses (including reasonable attorneys' fees), liabilities, or other matters referred to in or covered by said section. The indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any Bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person. The corporation may pay and advance expenses (including reasonable attorneys' fees) to directors and officers for matters covered by indemnification to the fullest extent permitted by the provisions of ss.145 of the General Corporation Law of the State of Delaware, and may similarly pay and advance expenses for employees and agents as shall be approved by the Board of Directors of the corporation.

      TENTH: From time to time any of the provisions of this certificate of incorporation may be amended, altered, or repealed, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted in the manner and at the time prescribed by said laws, and all rights at any time conferred upon the stockholders of the corporation by this certificate of incorporation are granted subject to the provisions of this Article TENTH.

      ELEVENTH: The effective time of the certificate of incorporation of the corporation, and the time when the existence of the corporation shall commence, shall be upon filing.

      TWELFTH: That in lieu of a meeting and vote of the stockholders, the majority of the stockholders has given written consent to said Amended and Restated Certificate of Incorporation of Windsortech, Inc., in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware and written notice of the adoption of the Amended and Restated Certificate of Incorporation of Windsortech, Inc. has

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been given as  provided in Section  228 of the  General  Corporation  Law of the
State of Delaware to every stockholder entitled to such notice.

      THIRTEENTH: That the aforesaid Amended and Restated Certificate of Incorporation of Windsortech, Inc. was duly adopted in accordance with the applicable provisions of Sections 242 and 228 of the General Corporation Law of the State of Delaware.

      IN WITNESS WHEREOF, said Windsortech, Inc. has caused this certificate to be signed by David A. Loppert, its Secretary, this 25th day of April, 2002.

                                                WINDSORTECH, INC.

                                                By:    /s/ David A. Loppert
                                                       -------------------------
                                                Title:        Secretary


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